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                                                                    Exhibit 11.1


                Statement Re: Computation of Per Share Earnings






                                                                        Nine Months Ended 9/30/97
                                                                       --------------------------
Options Granted 4/1/97 ..............................................             375,000
Exercise Price ......................................................                6.00
                                                                               ----------
Assumed Proceeds ....................................................           2,250,000
                                                                                =========
Assumed Proceeds ....................................................           2,250,000
Fair market value (assume IPO Px) ...................................                  10
                                                                                ---------
Shares to repurchase ................................................             225,000
Shares needed to issue ..............................................             375,000
                                                                                ---------
Additional Shares ...................................................             150,000
Days outstanding ....................................................                 182
Days in period ......................................................                 272
Weighted average shares .............................................             100,368
Shares outstanding at September 30, 1997 ............................           2,500,000
Shares needed to give effect to S Corporation distribution ..........             100,000
                                                                                ---------
Total share and share equivalents during period .....................           2,700,368
                                                                                =========
Pro forma net income ................................................           1,423,264
Pro forma net income per share ......................................          $     0.53
                                                                               ==========